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                                                                      EXHIBIT 21

                           NATIONAL INTERGROUP, INC.

                         SUBSIDIARIES OF THE REGISTRANT
                             (AS OF JUNE 17, 1994)

FoxMeyer Corporation (Delaware) (80.5%)
  FoxMeyer Drug Company (Kansas)
     DrxCare, Inc. (Delaware)
     FoxMeyer Drug Company (Delaware)
     Harris Wholesale Company (Delaware)
     HCPP Holdings, Inc. (Delaware)
       Health Care Pharmacy Providers, Inc. (Delaware)
          FoxMeyer Canada, Inc. (Ontario)
     Health Mart, Inc. (Colorado)
     IVPartners, Inc. (Delaware)
  FoxMeyer Realty Company (Delaware)
  FoxMeyer Software, Inc. (Delaware) (80%)
  Healthcare Transportation System, Inc. (Delaware)
  Health Systems, Inc. (Delaware)
  Merchandise Coordinator Services Corporation (Delaware)
     d/b/a FoxMeyer Trading Company
           Full Value Distributors
  Scrip Card Enterprises, Inc. (Utah)
  Carol Stream Holdings, Inc. (Illinois)

Ben Franklin Retail Stores, Inc. (Delaware) (67.2%)
  Belmont Insurance Co., Ltd. (Bermuda)
  Ben Franklin Crafts, Inc. (Delaware)
  Ben Franklin Stores, Inc. (Delaware)
     BF Services, Inc. (Illinois)
     Ben Franklin Insurance Agency, Inc. (Illinois)
     Ben Franklin Realty Corporation (Delaware)
  Ben Franklin Transportation, Inc. (Delaware)

Intergroup Services, Inc. (Delaware)
M&A Investments, Inc. (Delaware)
National Aluminum Corporation (Delaware)
National Intergroup Realty Corporation (Delaware)
National Intergroup Realty Development, Inc. (Delaware)
National Magnesium Corporation (Texas)
National Steel Products Company (Texas)
National Steel Products Company, Inc. (Indiana)
Natmin Development Corporation (Delaware)
Natoil Corporation (Kansas)
NII Health Care Corporation (Delaware)
NI World Trade, Incorporated (Delaware)
Oceanside Enterprises, Inc. (Delaware)
Riverside Insurance Co., Ltd. (Bermuda)
Starcom International, Inc. (Delaware) (80%)